Exhibit 10.39

VIRTUAL RADIOLOGIC PROFESSIONALS, LLC

EQUITY INCENTIVE PLAN

NON-INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT (“Agreement”), made and entered into effective this ____ day of _____________, by and between VIRTUAL RADIOLOGIC PROFESSIONALS, LLC, a Delaware limited liability company (hereinafter referred to as the “Company”) and ______________ an independent physician contractor of the Company (“Physician”).

WHEREAS, Company desires to provide the Physician with an additional inducement to advance the interests of the Company, by possessing an option to purchase common shares of Virtual Radiologic Consultants, Inc., a Delaware corporation (“VRC”) in accordance with the Virtual Radiologic Professionals, LLC Equity Incentive Plan (the “Plan”).

NOW THEREFORE, on the basis of the premises and of the mutual considerations provided herein, the parties agree as follows:

1.	Definitions. Words and phrases not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Plan.

2.	Grant of Option. The Company grants to Physician an Option (the “Option”) to purchase all or any part of an aggregate of ___________ shares of VRC’s common stock, par value $0.001 per share (the “Shares”) at the exercise price of $______ per share, in the manner and subject to the conditions provided herein and in the Plan. The Option hereby granted shall be treated as a non-incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and as provided in the Plan.

3.	Time of Vesting and Exercise of Option.

a.	This Option shall vest for, and Physician may first exercise the Option with respect to, 60% of the Shares on or after ___________, 80% of the Shares on or after __________, and 100% of the Shares on or after __________, and prior to the first to occur of the events described in Section 5.

b.	In the event of Physician’s death or termination of engagement by the Company as an independent contractor due to Disability, the Option shall vest and become exercisable as to the greater of: (i) the number of shares for which the Option was vested and exercisable on the date of death or termination due to Disability under the provisions of Section 3(a), or (ii) the number of shares represented by the percentage determined by dividing (x) the number of complete years Physician had been engaged as an independent contractor by the Company by (y) five (to a maximum of 100%).

c.	Notwithstanding any provision of this Agreement to the contrary, in no case may the Option be exercised to any extent by anyone after __________________.

4.	Method of Exercise. The Option shall be exercised in whole or in part from time to time by written notice to the President of the Company, at the Company’s principal place of business. The notice shall state the number of Shares to which the Option is being exercised and shall be accompanied by payment of the option price for the shares being purchased in cash or by cashier’s check or certified check or, in the sole discretion of the President of the Company, by such other form of payment as is permitted under the Plan. The notice shall also be accompanied by any document reasonably required by the Company to be executed by Physician, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under this Agreement. The Company shall make prompt delivery of a certificate or certificates representing the Shares purchased, provided that if any law or regulation requires the Company to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 100 of the Shares, unless the Option is only exercisable with respect to a lesser number of Shares, in which case it must be exercised with respect to all of such lesser number.

5.	Termination of Option. Except as herein otherwise provided, the Option granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:

a.	The date on which Physician ceases to be a contractor to the Company by reason of a voluntary termination by election of the Physician, or by reason of an involuntary termination for Cause by election of the Company;

b.	The expiration of twelve months after the date on which the Physician ceases to be a contractor to the Company by reason of death;

c.	The expiration of three months after the date on which the Physician ceases to be a Contractor to the Company by reason of Disability; or

d.	The expiration of three months after the date on which Physician ceases to be a Contractor to the Company by reason of an involuntary termination by election of the Company without Cause.

e.	Midnight on _______________.

6.	Reclassification, Consolidation or Merger.

a.	If and to the extent that the number of issued common shares of VRC shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.

2.

b.	If VRC is reorganized or consolidated or merged with another company, Physician shall be entitled to receive an option (the “New Option”) covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give Physician additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

7.	Rights Prior to Exercise of Option. This Option is non-transferable by Physician, except in the event of his or her death, and during his or her lifetime is exercisable only by Physician; provided, however, that this Option may be transferred by Physician for estate planning purposes subject to prior or other written approval by the Company, in its sole discretion or pursuant to any policy and requirements concerning such transfers as may then be in effect. In the event of death, this Option may be exercised by Physician’s personal representative or the party inheriting the Option. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

8.	Restriction on Disposition.

a.	All common shares acquired by Physician pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the VRC’s Bylaws, or imposed by applicable laws or regulations of the State of Delaware or the United States of America regarding the registration or qualification of such acquisition of common shares. VRC may require a prior opinion of its counsel, which VRC shall use its best efforts to obtain, that the transfer or other disposition of common shares acquired pursuant to this Agreement will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

b.	All common shares acquired pursuant to this Agreement shall be subject to reacquisition by the Company upon the terms and conditions set forth in the Plan.

10.	Merger and Supersession. This Agreement merges and supersedes all prior negotiations or agreements between the Company and the Physician, including the Physician Agreement, with respect to the subject matter hereof, and sets forth in their entirety all rights Physician has or may claim for any reason to receive options, shares or other equity rights in VRC.

11.	Binding Effect; Plan Governs; Survival.

11.1	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

3.

11.2	This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan as adopted and approved by members of the Company within the meaning of Section 422 of the Code, as the Plan may be amended from time to time by the Company. Physician acknowledges receipt of a copy of the Plan prior to the execution hereof and agrees to be bound by the terms of the Plan. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Company and Physician may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state withholding, income or other taxes are withheld or collected from Physician.

11.3	The provisions of this Agreement, the Plan or other documents incorporated therein, shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, unless and to the extent they are pre-empted by the laws of the United States of America.

11.4	Sections 8, 9, 10 and 11 of this Agreement shall survive the exercise or termination of the Option, the delivery of any Option shares, or termination of this Agreement.

4.

This Agreement shall be effective as of the date first written above.

“Physician”	“Company”

[NAME]	VIRTUAL RADIOLOGIC PROFESSIONALS, LLC

By:
Sean O. Casey, President

Dated:	Dated:

5.